Exhibit 10.15

GLOBALFOUNDRIES INC.

SHARE PURCHASE AGREEMENT

October 18, 2021

i

7.6	Notices	7
7.7	Brokers or Finders	8
7.8	Amendments and Waivers	8
7.9	Severability	8
7.10	Entire Agreement	8
7.11	Specific Performance	8
7.12	No Recourse.	9
7.13	Submission to Jurisdiction	9

ii

GLOBALFOUNDRIES INC.

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made as of October 18, 2021, by and between GLOBALFOUNDRIES Inc., a Cayman Islands exempted company (the “Company”), Silver Lake Partners VI Cayman, L.P., a Cayman Islands limited partnership (“SL Cayman”) and Silver Lake Technology Investors VI Cayman (AIV II), L.P., a Cayman Islands limited partnership (“SLTI Cayman” and together with SL Cayman, the “Investors”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Purchase and Sale of Shares.

1.1 Sale and Issuance of Ordinary Shares. Subject to the terms and conditions of this Agreement, the Investors agree to purchase from the Company, and the Company agrees to sell and issue to SL Cayman and SLTI Cayman, ordinary shares of the Company, par value $0.02 per share (the “Ordinary Shares”), at a price per share equal to the per share initial public offering price (before underwriting discounts and expenses) in the Qualified IPO (as defined below) (the “IPO Price”). The Company agrees to sell and issue to SL Cayman Ordinary Shares equal to $69,540,000 divided by the IPO Price and to sell and issue to SLTI Cayman Ordinary Shares equal to $5,460,000 divided by the IPO Price, such number of shares rounded down to the nearest whole share (with the total purchase price correspondingly reduced for such fractional share amount). The Ordinary Shares to be issued and sold to the Investors pursuant to this Agreement are referred to as the “Shares.” “Qualified IPO” shall mean the issuance and sale of Ordinary Shares by the Company, pursuant to an Underwriting Agreement to be entered into by and among the Company, certain selling shareholders and certain underwriters (the “Underwriters”), in connection with the Company’s initial public offering pursuant to the Company’s Registration Statement on Form F-1 (File No. 333-260003) (the “Registration Statement”) and/or any related registration statements (the “Underwriting Agreement”), in an amount such that the aggregate gross proceeds of Ordinary Shares issued and sold by the Company pursuant to this Agreement and the Underwriting Agreement, taken together (and for the avoidance of doubt, excluding Ordinary Shares sold by any shareholder of the Company), is at least $1,250,000,000 (before underwriting discounts and fees and expenses).

1.2 Closing. The purchase and sale of the Shares shall take place at the location and at the time immediately subsequent to the closing of the Qualified IPO (which time and place are designated as the “Closing”). At the Closing, each Investor shall make payment of the purchase price of the Shares to be purchased by it by wire transfer in immediately available funds to the account specified by the Company against delivery to such Investor of such Shares registered in the name of such Investor, which Shares shall be uncertificated shares.

2. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to the Investors that as of the date hereof and as of the date of the Closing:

2.1 Organization, Good Standing and Qualification.

(a) The Company is an exempted company with limited liability duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as now conducted.

(b) The Company is duly qualified to transact business and is in good standing in each jurisdiction in which it is required to be so qualified or in good standing, except where the failure to so qualify or be in good standing would not be material and adverse to the Company.

2.2 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement, and the authorization, issuance, sale and delivery of the Shares being sold hereunder has been taken, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3 Valid Issuance of Ordinary Shares; No Consent. The Shares being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of liens, encumbrances and restrictions on transfer (including preemptive and other similar rights) other than restrictions on transfer absent registration under applicable securities laws. The issuance of the Shares is not subject to any preemptive or similar rights. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except any filings required by applicable U.S. state “blue sky” securities laws, rules and regulations.

2.4 Compliance with Other Instruments.

(a) The Company is not in violation or default of any provision of its Amended and Restated Memorandum and Articles of Association (“Charter”), as amended.

(b) Except as would not be material to the Company, the Company is not in violation or default of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement will not (i) result in any material violation or default or be in conflict with or constitute, with or without the passage of time and giving of notice, either a material default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties, (ii) result in any violation or default of its Charter, or (iii) result in any material violation of any law, statute, rule or regulation, or of any judgment or order of any court, arbitrator or governmental or regulatory authority, in each case applicable to the Company.

(c) The Company hereby represents, warrants and covenants to the Investors that the Shares will not represent more than 10% of the outstanding voting securities of the Company immediately following the consummation of the transaction contemplated under Section 1 of this Agreement.

2.5 Description of Share Capital. (a) As of the date of this Agreement, the capitalization of the Company as set forth in the preliminary prospectus (as defined in the Underwriting Agreement) and Prospectus (as defined in the Underwriting Agreement) under the caption “Capitalization” is accurate and complete in all material respects.

(b) As of the date of the Closing, the statements set forth in the preliminary prospectus (as defined in the Underwriting Agreement) and Prospectus (as defined in the Underwriting Agreement) under the caption “Description of Share Capital,” insofar as they purport to constitute a summary of the terms of the Company’s share capital, are accurate, complete and fair in all material respects.

2.6 Registration Statement. The Registration Statement, and any amendment thereto, including any information deemed to be included therein pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), complied (or, in the case of amendments filed after the date of this Agreement, will comply) as of its filing date in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and did not (or, in the case of amendments filed after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date it is declared effective by the SEC, the Registration Statement, as so amended, and any related registration statements, will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any preliminary prospectus included in the Registration Statement or any amendment thereto, any free writing prospectus related to the Registration Statement and any final prospectus related to the Registration Statement filed pursuant to Rule 424 promulgated under the Securities Act, in each case as of its date, will comply in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.7 Brokers or Finders. The Company has not engaged any brokers, finders or agents such that the Investors will incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the sale of the Shares contemplated by this Agreement.

2.8 Private Placement. Assuming the accuracy of the representations, warranties and covenants of the Investors set forth in Section 3 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investors under this Agreement, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would require such a registration.

2.9 Most Favored Nation. During the period from the date of this Agreement through the Closing, if the Company shall have entered into any additional, or modified any existing, agreements or arrangements with any existing or future investors in the Company that have the effect of issuing and/or selling Ordinary Shares or securities convertible into Ordinary Shares on terms and conditions that are more favorable to such investor in any respect than the terms and conditions of this Agreement in respect of the Investors, then the Company shall promptly advise the Investors of such fact (and the relevant terms and conditions) and (unless otherwise agreed by the Company and the Investors) this Agreement, without any further action of the Company or the Investors, shall be deemed automatically amended and modified to include such more favorable terms and conditions such that the Investors shall receive the benefit of such more favorable terms and conditions. As of the date hereof, there are no such agreements or arrangements in place with any existing or future investors in the Company that have the effect of issuing and/or selling Ordinary Shares or securities convertible into Ordinary Shares on terms and conditions that are more favorable to such investor in any respect than the terms and conditions of this Agreement in respect of the Investors.

2.10 Matters Related to Immunity. The Company acknowledges and agrees that, in connection with this Agreement, it is acting in a commercial capacity and not as part of the instrumentality of a government to achieve a public function.

2.11 Legality. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, this Agreement or the Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

2.12 Removal of Restrictive Legends. In the event that the Shares become registered under the Securities Act or are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act, the Company shall (x) instruct the Company’s transfer agent to issue new uncertificated (book-entry) instruments representing the Shares, which shall not contain such portion of the above legend that is no longer applicable, (y) take all actions with the Company’s transfer agent reasonably requested by each Investor to permit such un-legended Shares to be deposited into the account(s) specified by such Investor to the Company in writing, and (z) instruct the Company’s transfer agent to cause such Shares to be assigned the same CUSIP as the Ordinary Shares; provided that, such Investor delivers a customary representation letter to the extent requested by the Company’s transfer agent.

3. Representations, Warranties and Covenants of the Investors. Each Investor hereby represents and warrants to the Company as follows:

3.1 Organization, Good Standing and Qualification. Each of SL Cayman and SLTI Cayman is an exempted limited partnership duly formed, registered, validly existing and in good standing under the laws of the Cayman Islands.

3.2 Authorization. Each Investor has full power and authority to enter into this Agreement, and this Agreement constitutes a valid and legally binding obligation of such Investor, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.3 Purchase Entirely for Own Account. By each Investor’s execution of this Agreement, such Investor hereby confirms, that the Shares to be received by such Investor will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except as permitted by applicable federal or state securities laws. By executing this Agreement, each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares, except as permitted to be assigned pursuant to Section 7.3.

3.4 Disclosure of Information. Each Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Each Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations, warranties and covenants of the Company in Section 2 of this Agreement or the right of such Investor to rely thereon.

3.5 Investment Experience. Each Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Each Investor also represents it has not been organized for the purpose of acquiring the Shares.

3.6 Accredited Investor. Each Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act, as presently in effect.

3.7 Brokers or Finders. Each Investor has not engaged any brokers, finders or agents such that the Company will incur, directly or indirectly, as a result of any action taken by such Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the sale of the Shares contemplated by this Agreement.

3.8 Restricted Securities. Each Investor understands that the Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, each Investor represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.9 Legends. Each Investor understands that the Shares may bear one or all of the following legends:

(a) “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS (PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM). INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

(b) Any legend required by applicable state “blue sky” securities laws, rules and regulations.

4. Conditions of each Investor’s Obligations at Closing. The obligations of the Investors under subsection 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions.

4.1 Representations and Warranties. The representations, warranties and covenants of the Company contained in Section 2 of this Agreement shall be true on and as of the Closing, except for representations that are provided as of a particular date, which shall be true and correct as of such dates.

4.2 Public Offering Shares. The Underwriters shall have closed, prior to the closing of the purchase of the Shares by the Investors hereunder, on their purchase of the Firm Shares (as defined in the Underwriting Agreement) pursuant to the Registration Statement and Underwriting Agreement.

4.3 Absence of Injunctions, Decrees, Etc. During this period from the date of this Agreement to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company under subsection 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions.

5.1 Representations, Warranties and Covenants. The representations, warranties and covenants of the Investors contained in Section 3 shall be true on and as of the Closing.

5.2 Public Offering Shares. The Qualified IPO shall have closed immediately prior to the purchase of the Shares by the Investors hereunder.

5.3 Absence of Injunctions, Decrees, Etc. During this period from the date of this Agreement to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.

6. Termination. This Agreement shall terminate (i) at any time upon the written consent of the Company and the Investors, (ii) upon the withdrawal by the Company of the Registration Statement, or (iii) on November 30, 2021 if the Closing has not occurred.

7. Miscellaneous.

7.1 Publicity. On or before October 19, 2021, the Company shall file an amendment to the Registration Statement including the preliminary prospectus which, among other things, will describe the transactions contemplated in this Agreement. Notwithstanding the foregoing, no party shall issue any press release or make any other public announcement, including any website posting or social media post, that includes the name or any logo or brand name of any party, or discloses the terms of this Agreement or the fact that an Investor has made or proposes to make an investment in the Company, except as may be required by law (including the requirements of the SEC and the listing rules of any applicable securities exchange) or with the prior written consent of the other party. Each party will provide reasonable advance notice to the other parties prior to making any disclosure of this Agreement or the terms hereof in any filings made with the SEC, and will provide the other party with reasonable opportunity to review and comment on such proposed disclosures. Notwithstanding the foregoing, the Investors may use the Company’s current logo or logos in connection with describing its portfolio or this investment on its webpages and in its promotional materials.

7.2 Survival of Warranties, Representations and Covenants. The warranties, representations and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

7.3 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Investors without the prior written consent of the Company; provided, however, that the Shares and the rights, duties and obligations of each Investor hereunder may be assigned to an Affiliate of such Investor without the prior written consent of the Company but any such assignment shall not relieve such Investor of its duties and obligations hereunder. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement in a manner that is not permitted by the foregoing sentence to be made without such permission shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. No provision of this Agreement is intended, or shall be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind or nature whatsoever in any person other than the parties hereto and their respective successors and permitted assigns and the Non-Recourse Parties (as defined herein).

7.4 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of New York, without regard to principles of conflicts of law.

7.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

7.6 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to the Investors) or otherwise delivered by hand, messenger or courier service addressed:

(a) if to the Investors, to each Investor’s address or electronic mail address as shown on such Investor’s signature page to this Agreement, with a copy (which shall not constitute notice) to Kenneth Wallach and Hui Lin, Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017.

(b) if to the Company, to GLOBALFOUNDRIES Inc., 400 Stonebreak Road Extension, Malta, NY 12020, Attention: General Counsel (email: legal.notices@gf.com), or at such other current address or electronic mail address as the Company shall have furnished to the Investors, with a copy (which shall not constitute notice) to David Lopez and Adam Fleisher, Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

7.7 Brokers or Finders. The Company shall indemnify and hold harmless the Investors from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which each Investor or any of its constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations, warranties and covenants contained in Section 2.7, and the Investors agree to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations, warranties and covenants contained in Section 3.7.

7.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors.

7.9 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

7.10 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

7.11 Specific Performance. The parties to this Agreement hereby acknowledge and agree that the Company would be irreparably injured by a breach of this Agreement by the Investors, and each Investor would be irreparably injured by a breach of this Agreement by the Company, and that money damages are an inadequate remedy for an actual or threatened breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the aggrieved party in the event that this agreement is breached. Therefore, each of the parties to this Agreement agree to the granting of specific performance of this Agreement and injunctive or other equitable relief in favor of the aggrieved party as a remedy for any such breach, without proof of actual damages, and the parties to this Agreement further waive any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other remedies available at law or in equity to the aggrieved party. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

7.12 No Recourse.

(a) Notwithstanding anything to the contrary in this Agreement, each Investor’s liability for any liability, loss, damage or recovery of any kind (including special, exemplary, consequential, indirect or punitive damages or damages arising from loss of profits, business opportunities or goodwill, diminution in value or any other losses or damages, whether at law, in equity, in contract, in tort or otherwise) arising under or in connection with any breach of this Agreement (whether willfully, intentionally, unintentionally or otherwise) or in respect of any oral representations made or alleged to have been made in connection herewith shall be no greater than an amount equal to the total purchase price payable by such Investor in respect of the Shares plus any reasonable and documented out-of-pocket expenses the Company may recover in connection with any claim therefor following the determination in a final, non-appealable judgment by a court of competent jurisdiction that such Investor has so breached this Agreement, and such Investor shall have no further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby in excess of such amount.

(b) This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made against, the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date hereof or that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to each Investor, and no former, current or future equityholders, controlling persons, directors, officers, employees, agents or affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent or affiliates of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from any Non-Recourse Party.

7.13 Submission to Jurisdiction. (a) The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

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IN WITNESS WHEREOF, the parties have executed this Share Purchase Agreement as of the date first above written.

GLOBALFOUNDRIES INC.

By:	/s/ Thomas Caulfield
Name:	Thomas Caulfield
Title:	Chief Executive Officer

Address:	400 Stonebreak Road Extension,
Malta, NY 12020

IN WITNESS WHEREOF, the parties have executed this Share Purchase Agreement as of the date first above written.

INVESTORS:

SILVER LAKE PARTNERS VI CAYMAN, L.P.
BY:	SILVER LAKE TECHNOLOGY ASSOCIATES VI CAYMAN, L.P.
BY:	SILVER LAKE (OFFSHORE) AIV GP VI, LTD.

By:	/s/ Kenneth Hao
Name:	Kenneth Hao
Title:	Director

Address:	55 Hudson Yards
550 West 34th Street
40th Floor
New York, NY 10001

Email:	Andy.Schader@SilverLake.com
Jennifer.Gautier@SilverLake.com

SILVER LAKE PARTNERS VI CAYMAN (AIV II), L.P.
BY:	SILVER LAKE TECHNOLOGY ASSOCIATES VI CAYMAN, L.P.
BY:	SILVER LAKE (OFFSHORE) AIV GP VI, LTD.

By:	/s/ Kenneth Hao
Name:	Kenneth Hao
Title:	Director

Address:	55 Hudson Yards
550 West 34th Street
40th Floor
New York, NY 10001

Email:	Andy.Schader@SilverLake.com
Jennifer.Gautier@SilverLake.com